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                                                                     Exhibit 5.1

                       [Dorsey and Whitney LLP Letterhead]

                                 March 21, 2003

MGI PHARMA, INC.
5775 West Old Shakopee Road, Suite 100
Bloomington, Minnesota 55437-3174

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to MGI PHARMA, INC., a Minnesota corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, on a registration statement on Form S-8 (the "Registration Statement") of 500,000 shares of the Company's common stock, $.01 par value per share (the "Shares"), which are to be offered and sold under the MGI PHARMA, INC. Retirement Plan (the "Plan"). This opinion is being delivered at your request.

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion. In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         Our opinion expressed above is limited to the laws of the State of Minnesota.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The foregoing opinion is being furnished to you solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

                                                    Very truly yours,

                                                    /s/ Dorsey & Whitney LLP

TSH